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                                                               EXHIBIT 23.1

                       INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of dELiA*s Inc. on Form S-1 of our report dated October 4, 1996 (December 18, 1996 as to Note 10) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

Deloitte & Touche llp

New York, New York

December 18, 1996